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                                                                   Exhibit 3.192

       MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU

Date Received _________                                    (FOR BUREAU USE ONLY)

Name _____________________

     PH. 517-663-2525 Ref. #82543
     Attn: Cheryl J. Bixby
     MICHIGAN RUNNER SERVICE
     P.O. Box 266   Zip Code
     Eaton Rapids, MI 48827-0266                       EFFECTIVE DATE: _________

Document will be returned to the name and address you enter above.

                                                                         530-905

                            ARTICLES OF INCORPORATION
                     For use by Domestic Profit Corporations
           (Please read information and instructions on the last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

ARTICLE I

The name of the corporation is:

     EmCare of Michigan, Inc.

ARTICLE II

The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.

ARTICLE III

The total authorized shares:

1.   Common Shares      1,000
     Preferred Shares

2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows: Refer to continuation of this Article on Page 3.

GOLD SEAL APPEARS ONLY ON ORIGINAL

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ARTICLE IV

1.   The address of the registered office is:

     501 South Capitol Avenue, Suite 305,   Lansing, Michigan   48933
     (Street Address)                       (City)              (ZIP Code)

2.   The mailing address of the registered office, if different than above:

     ____________________________   ________, Michigan   __________
     (Street Address or P.O. Box)   (City)               (ZIP Code)

3.   The name of the resident agent at the registered office is:
     National Registered Agents, Inc.

ARTICLE V

The name(s) and address(es) of the incorporator(s) is (are) as follows:

Name                               Resident or Business Address
----                     -----------------------------------------------
William F. Miller, III   1717 Main Street, Suite 5200, Dallas, TX 75201

ARTICLE VI (Optional. Delete if not applicable)

ARTICLE VI (Optional. Delete if not applicable)

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

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Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented in writing.

Use space below for additional Articles or for continuation of previous Articles. Please identify any Article being continued or added. Attach additional pages if needed.

Article III continued

Mandatory Redemption of Shares of Deceased. In the event that a shareholder of the corporation dies or becomes no longer qualified to own shares in the corporation, the corporation shall redeem all of the shares of Coupon Stock owned by said shareholder for a purchase price of $1.00 per share.

Preemptive Rights. No share shall bear any preemptive right of its shareholder to acquire additional shares.

No Cumulative Voting Rights. The holders of shares of each and every class and series in the corporation shall not be entitled to cumulative voting rights in the election of directors of the corporation, in any and all circumstances.

I, the incorporator sign my name this 9th day of April, 1998.


                                        /s/ William F. Miller, III
                                        ----------------------------------------
                                        William F. Miller, III

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              MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
               CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU

Date Received                           (FOR BUREAU USE ONLY)

                                        This document is effective on the date
                                        filed, unless a subsequent effective
                                        date within 90 days after received date
                                        is stated in the document.

Name
National Registered Agents, Inc.

Address
P.O. Box 927

City            State   Zip Code
West Windsor,   NJ      08550-0927                     Effective Date: _________

Document will be returned to the name and address you enter above.

If left blank document will be mailed to the registered office.

   CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT For use by Domestic and Foreign Corporations and Limited Liability Companies
           (Please read information and instructions on reverse side)

     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:

1.   The name of the corporation or limited liability company is:

          See Attached List of Companies

2.   The identification number assigned by the Bureau is:

3.   a.   The name of the resident agent on file with the Bureau is:
          National Registered Agents, Inc.

     b.   The location of the registered office on file with the Bureau is:

          501 South Capitol Avenue, Suite 305,   Lansing, Michigan   48933
          (Street Address)                       (City)              (ZIP Code)

     c. The mailing address of the above registered office on file with the Bureau is:

          ____________________________   __________, Michigan   __________
          (Street Address or P.O. Box)   (City)                 (ZIP Code)

  ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON THE PUBLIC RECORD

4.   a.   The name of the resident agent is: National Registered Agents, Inc.

     b.   The address of the registered office is:

          2201 East Grand River, Suite 201,   Lansing, Michigan   48912
          (Street Address)                    (City)              (ZIP Code)

     c.   The mailing address of the registered office IF DIFFERENT THAN 4B is:

          ____________________________   _________, Michigan   __________
          (Street Address or P.O. Box)   (City)                (ZIP Code)

5.   The above changes were authorized by resolution duly adopted by:

     1. ALL CORPORATIONS: its Board of Directors; 2. PROFIT CORPORATIONS ONLY: the resident agent if only the address of the registered office is changed, in which case a copy of this statement has been mailed to the corporation;
     3. LIMITED LIABILITY COMPANIES: an operating agreement, affirmative vote of a majority of the members pursuant to section 502(1), managers pursuant to section 405, or the resident agent if only the address of the registered office is changed.

6. The corporation or limited liability company further states that the address of its registered office and the address of its resident agent, as changed, are identical.

Signature                         Type or Print Name and Title       Date Signed
---------                         --------------------------------   -----------


/s/ Dennis E. Howarth             Dennis E. Howarth, President of    3/2/00
-------------------------------   National Registered Agents, Inc.

               MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
                          BUREAU OF COMMERCIAL SERVICES

Date Received                                     (FOR BUREAU USE ONLY)

                                        This document is effective on the date
                                        filed, unless a subsequent effective
                                        date within 90 days after received date
                                        is stated in the document.

Name
CSC-Lawyers Incorporating Service (Company)
Attn Ta-Tanisha Adams

Address
1201 Hays Street

City          State   Zip Code
Tallahassee   FL      32301-2636                       EFFECTIVE DATE: _________

Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.

   CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT For use by Domestic and Foreign Corporations and Limited Liability Companies
           (Please read information and instructions on reverse side)

     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:

1.   The name of the corporation or limited liability company is:
          EMCARE OF MICHIGAN, INC.

2.   The identification number assigned by the Bureau is: 530905

3.   a.   The name of the resident agent on file with the Bureau is:
          National Registered Agents Inc.

     b.   The location of the registered office on file with the Bureau is:

          Suite 201, 2201 East Grand River    Lansing, Michigan    48912
          (Street Address)                    (City)               (ZIP Code)

     c. The mailing address of the above registered office on file with the Bureau is:

          Suite 201, 2201 East Grand River   Lansing, Michigan    48912
          (Street Address or P.O. Box)       (City)               (ZIP Code)

  ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON THE PUBLIC RECORD

4.   a.   The name of the resident agent is:
          CSC-Lawyers Incorporating Service (Company)

     b.   The address of the registered office is:

          601 Abbott Road    East Lansing, Michigan   48823
          (Street Address)   (City)                   (ZIP Code)

     c.   The mailing address of the registered office IF DIFFERENT THAN 4B is:

          ____________________________   _________, Michigan   __________
          (Street Address or P.O. Box)   (City)                (ZIP Code)

5.   The above changes were authorized by resolution duly adopted by:

     1. ALL CORPORATIONS: its Board of Directors; 2. PROFIT CORPORATIONS ONLY: the resident agent if only the address of the registered office is changed, in which case a copy of this statement has been mailed to the corporation;
     3. LIMITED LIABILITY COMPANIES: an operating agreement, affirmative vote of a majority of the members pursuant to section 502(1), managers pursuant to section 405, or the resident agent if only the address of the registered office is changed.

6. The corporation or limited liability company further states that the address of its registered office and the address of its resident agent, as changed, are identical.

Signature                             Type or Print Name and Title   Date Signed
---------                             ----------------------------   -----------


/s/ Laura R. Dunlap                   LAURA R. DUNLAP,               8/14/02
-----------------------------------   Attorney in Fact